UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) July 17, 2018

CONSTELLATION BRANDS, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-08495	16-0716709
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

207 High Point Drive, Building 100, Victor, NY 14564
(Address of principal executive offices)              (Zip Code)

Registrant’s telephone number, including area code   (585) 678-7100

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.
☐

Item 5.07	Submission of Matters to a Vote of Security Holders.

(a)    The Annual Meeting of Stockholders (the “Annual Meeting”) of Constellation Brands, Inc. was held on July 17, 2018.

(b)    At the Annual Meeting, the stockholders of the Company elected Jerry Fowden, Barry A. Fromberg, Robert L. Hanson, Ernesto M. Hernández, Susan Somersille Johnson, James A. Locke III, Daniel J. McCarthy, Richard Sands, Robert Sands, Judy A. Schmeling, and Keith E. Wandell as directors of the Company to serve until the next annual meeting of stockholders and until their respective successors are elected and qualified. The other matters considered at the Annual Meeting were a proposal to ratify the selection of KPMG LLP as the Company’s independent registered public accounting firm for the fiscal year ending February 28, 2019; and a proposal to approve, by an advisory vote, the compensation of the Company’s named executive officers as disclosed in the Company’s definitive proxy statement dated May 24, 2018 and filed with the Securities and Exchange Commission on June 1, 2018 (the “Proxy Statement”). The final results of voting on each of the matters submitted to a vote of stockholders are as follows:

1.    Election of Directors.

At the Annual Meeting, the holders of the Class A Common Stock (the “Class A Stock”), voting as a separate class, elected the Company’s slate of director nominees designated to be elected by the holders of the Class A Stock, and the holders of the Class A Stock and the holders of the Company’s Class B Common Stock (the “Class B Stock”), voting together as a single class with holders of Class A Stock having one (1) vote per share and holders of Class B Stock having ten (10) votes per share, elected the Company’s slate of director nominees designated to be elected by the holders of the Class A Stock and the Class B Stock. The eleven directors described above were elected by a plurality of the votes cast, as set forth below:

Nominee	Votes For	Votes Withheld	Broker Non-Votes

Directors Elected by the Holders of Class A Stock (voting as a separate class):
Robert L. Hanson	133,115,590	2,790,779	15,177,987
Ernesto M. Hernández	128,480,936	6,425,433	15,177,987
Keith E. Wandell	131,947,257	3,959,112	15,177,987

Directors Elected by the Holders of Class A Stock and Class B Stock (voting together as a single class):
Jerry Fowden	355,369,533	9,725,956	18,504,177
Barry A. Fromberg	355,965,776	9,129,713	18,504,177
Susan Somersille Johnson	358,647,758	6,447,731	18,504,177
James A. Locke III	314,594,332	50,501,157	18,504,177
Daniel J. McCarthy	358,431,845	6,663,644	18,504,177
Richard Sands	354,183,236	10,912,253	18,504,177
Robert Sands	360,993,727	4,101,762	18,504,177
Judy A. Schmeling	357,945,829	7,149,660	18,504,177

2.    Ratification of the selection of KPMG LLP as the Company’s independent registered public accounting firm for the fiscal year ending February 28, 2019.

At the Annual Meeting, the holders of Class A Stock and the holders of Class B Stock, voting together as a single class with holders of Class A Stock having one (1) vote per share and holders of Class B Stock having ten (10) votes per share, ratified the selection of KPMG LLP as the Company’s independent registered public accounting firm for the fiscal year ending February 28, 2019, as set forth below:

Votes For:	380,434,468
Votes Against:	2,169,248
Abstentions:	995,950
Broker Non-Votes:	0

3.    Proposal to approve, by an advisory vote, the compensation of the Company’s named executive officers as disclosed in the Proxy Statement.

At the Annual Meeting, the holders of Class A Stock and the holders of Class B Stock, voting together as a single class with holders of Class A Stock having one (1) vote per share and holders of Class B Stock having ten (10) votes per share, approved, on an advisory basis, the compensation of the named executive officers as disclosed in the Proxy Statement, as set forth below:

Votes For:	352,614,794
Votes Against:	10,968,199
Abstentions:	1,512,496
Broker Non-Votes:	18,504,177

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 19, 2018	CONSTELLATION BRANDS, INC.

	By:	/s/ David Klein
David Klein
Executive Vice President and Chief Financial Officer